UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

FORESIGHT ENERGY LP

(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway

Suite 2600

Saint Louis, MO 63102

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 28, 2017, Foresight Energy LP (the “Company”) and its wholly-owned subsidiaries Foresight Energy LLC (the “Issuer”) and Foresight Energy Finance Corporation (the “Co-Issuer” and together with the Issuer, the “Issuers”) completed a series of transactions comprising a refinancing of the following indebtedness (together, the “Refinanced Debt”):

•	the Issuer’s Second Lien Senior Secured PIK Notes due 2021 (the “Second Lien Notes”);

•	the Issuers’ Second Lien Senior Secured Exchangeable PIK Notes due 2017; and

•	the Issuer’s outstanding credit facilities, including a revolving credit facility and a term loan.

The Issuers used (a) new debt financing, consisting of (i) $425.0 million aggregate principal amount of new senior secured second-priority notes due 2023 (the “New Notes”) and (ii) borrowings under new senior secured first-priority credit facilities, including a new $825.0 million term loan, and a new $170.0 million revolving credit facility (the “New Revolving Credit Facility”) (which New Revolving Credit Facility, except for letters of credit, is undrawn), (b) the proceeds from the Murray Investment (as defined below), and (c) cash on hand, to refinance the Refinanced Debt.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 27, 2017, Murray Energy Corporation and one of its affiliates (together, “Murray Energy”) purchased a combined total of 9,628,108 common units of the Company from the Company for an aggregate purchase price of $60.6 million, which proceeds were further contributed to the Issuer (the “Murray Investment”).  On March 27, the proceeds from the Murray Investment were used to repay $54.5 million aggregate principal amount of the Second Lien Notes.  The Murray Investment was approved by the synergy and conflicts committee of the Company’s general partner.

Item 7.01.	Regulation FD Disclosure

On March 28, 2017, the Issuers gave notice to the trustee for the Second Lien Notes of their election to redeem (the “Redemption”) the full amount of remaining outstanding Second Lien Notes on April 27, 2017 (the “Redemption Date”) and irrevocably instructed the trustee to give notice of such Redemption to the holders thereof. The Issuers also irrevocably deposited with the trustee, an amount in cash sufficient to redeem such Second Lien Notes at a redemption price equal to 100.000% of the principal amount thereof plus the applicable premium as of, and accrued and unpaid interest to (but excluding), the Redemption Date, in accordance with the provisions of the indenture governing the Second Lien Notes (the “Indenture”). Upon such deposit, the obligations under the Second Lien Notes and the Indenture were satisfied and discharged.

This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the New Notes or any other securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Notice of Redemption, dated March 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESIGHT ENERGY LP
By: Foresight Energy GP LLC, its general partner

By: /s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

Date: March 28, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Notice of Redemption, dated March 28, 2017.